EXHIBIT 21
LIST OF SIGNIFICANT SUBSIDIARIES
The table below sets forth our subsidiaries as of March 31, 2026 all of which are 100% owned by James Hardie Industries plc, either directly or indirectly, unless noted herein.

Name of Company	Jurisdiction of Establishment	Jurisdiction of Tax Residence
Ajempa Holdings Inc. (Minority Interest of 40%)	Philippines	Philippines
Aplicaciones Minerales S.A. (28% Minority Interest)	Spain	Spain
AZEK Building Products LLC	USA	USA
CPG Sub I Corporation	USA	USA
INTEX Millwork Solutions, LLC	USA	USA
James Hardie 117 Pty Ltd	Australia	Australia
James Hardie Acquisition Co., LLC	USA	USA
James Hardie Australia Finance Pty Ltd	Australia	Australia
James Hardie Australia Pty Ltd	Australia	Australia
James Hardie Bâtiment SAS	France	France
James Hardie Building Products Canada Inc	Canada	Canada
James Hardie Building Products Inc	USA	USA
James Hardie Building Products Limited	United Kingdom	United Kingdom
James Hardie Europe B.V.	Netherlands	Netherlands
James Hardie Europe Holdings GmbH	Germany	Germany
James Hardie Europe GmbH	Germany	Germany
James Hardie Fiber Cement Europe GmbH	Germany	Germany
James Hardie Netherlands B.V.	Netherlands	Netherlands
Fermacell Schraplau GmbH	Germany	Germany
James Hardie Spain S.L.U.	Spain	Spain
James Hardie Holdings Limited	Ireland	Ireland
James Hardie Insurance Ltd	Guernsey	Guernsey
James Hardie International Finance Designated Activity Company	Ireland	Ireland
James Hardie International Group Limited	Ireland	Ireland
James Hardie International Holdings Limited	Ireland	Ireland
James Hardie New Zealand Limited	New Zealand	New Zealand
James Hardie NL1 B.V.	Netherlands	Netherlands
James Hardie NL2 B.V.	Netherlands	Netherlands
James Hardie NL3 B.V.	Netherlands	Netherlands
James Hardie North America, Inc	USA	USA
James Hardie NT Limited	Ireland	Ireland
James Hardie N.V.	Netherlands	Netherlands
James Hardie NZ Holdings Limited	New Zealand	New Zealand
James Hardie Philippines Inc	Philippines	Philippines
James Hardie Research Pty Ltd	Australia	Australia
James Hardie Technology Holdings 1 Limited	Ireland	Ireland
James Hardie Technology Holdings 2 Limited	Ireland	Ireland
James Hardie Technology Limited	Bermuda	Ireland
James Hardie US Holdings Limited	Ireland	Ireland
JH North America Holdings Inc.	USA	USA
JH Research USA, LLC	USA	USA
L.B. Plastics LLC	USA	USA

Name of Company	Jurisdiction of Establishment	Jurisdiction of Tax Residence
NV Technology Holdings, A Limited Partnership	Australia	Australia
RCI Holdings Pty Ltd	Australia	Australia
Return Polymers, Inc.	USA	USA
Siding Solutions Center LLC	USA	USA
StruXure Outdoor, LLC	USA	USA
Studorp Ltd	New Zealand	New Zealand
The AZEK Company Inc	USA	USA
The AZEK Group LLC	USA	USA
UltraLox Technology, LLC	USA	USA
Versatex Building Products, LLC	USA	USA
Versatex Holdings, LLC	USA	USA
Victorville Industrial Minerals LLC	USA	USA
WES, LLC	USA	USA